Exhibit 99.1

News Release Republic First Bancorp, Inc. July 20, 2010

REPUBLIC FIRST BANCORP, INC. REPORTS SECOND QUARTER 2010 FINANCIAL RESULTS

Philadelphia, PA, July 20, 2010 (PR Newswire) – Republic First Bancorp, Inc. (NASDAQ: FRBK), the holding company for Republic First Bank, today announced its financial results for the period ending June 30, 2010.

During the second quarter of 2010, the Company recorded a net loss of $7.1 million, or $0.60 per share, compared to a net loss of $5.4 million, or $0.51 per share, for the second quarter 2009.

“Our second quarter was negatively impacted by increases in reserves and charge-offs related to the restructuring of our loan portfolio necessary to strengthen the Company’s future operations, along with increases in personnel cost required to execute our strategic plan,” said Harry D. Madonna, the Company’s Chairman and Chief Executive Officer.  “We believe we have appropriately addressed all significant credit quality issues that exist in our loan portfolio and look forward to moving ahead with the deployment of our new retail focused strategy.”

During the second quarter of 2010, the Company successfully completed a $30 million common stock offering and has initiated the process of rebranding to the name Republic Bank.  “We will continue with our efforts to put the organization in a position to take advantage of the growth opportunities that will arise from the consolidation and disruption of service in the banking industry in our geographic area of operation. With a strong management team in place, we have already made great strides in this direction,” said Madonna.

Highlights

➢	A $30 million common stock offering was completed during the second quarter 2010.

➢	Successfully opened a new store in Haddonfield, New Jersey on July 19, 2010.

➢	The second quarter results included a $10.8 million provision for loan losses which bolsters reserves and facilitates the restructuring of our loan portfolio.

➢
Total loans outstanding decreased by 10% to $658.8 million at June 30, 2010 compared to $732.0 million at June 30, 2009 as a result of the continuing effort to reduce exposure to commercial real estate and strengthen the loan portfolio.

➢	The Company continues to reposition its balance sheet and focus on low cost deposit growth.

➢	Core deposits increased by $54.4 million, or 9%, during the twelve month period ended June 30, 2010.

➢	The cost of funds decreased to 1.24% for the second quarter 2010 compared to 1.98% for the second quarter 2009.

➢	Capital levels remain strong with a Total Risk-Based Capital ratio of 14.07% and a Tier I Leverage Ratio of 10.59% at June 30, 2010.

➢	With the addition of new talent, products, and services the Company continues to strengthen itself for competitive growth and performance.

Income Statement

The Company reported a net loss of $7.1 million, or $0.60 per share, for the three months ended June 30, 2010, compared to a net loss of $5.4 million, or $0.51 per share, for the three months ended June 30, 2009. The second quarter 2010 loss was attributable to a provision for loan losses in the amount of $10.8 million.

Net interest income increased to $7.5 million for the second quarter 2010 compared to $6.8 million for the second quarter 2009 due to a reduction in the cost of funds. The net interest margin increased to 3.42% for the second quarter 2010 compared to 3.18% for the second quarter of 2009. The Company continues to make strong progress in the growth of low cost core deposits.

Balance Sheet

(dollars in thousands)			%		%
	6/30/10	6/30/09	Change	3/31/10	Change
Total assets	$934,303	$937,116	(0%)	$967,507	(3%)

Total loans (net)	658,812	731,981	(10%)	665,711	(1%)

Total deposits	805,211	808,636	(0%)	846,232	(5%)

Total core deposits*	681,765	627,350	9%	689,996	(1%)

* Core deposits equal total deposits less public and brokered certificates of deposit

The Company’s ongoing effort to remix and strengthen its balance sheet continues to show progress. Net loans decreased to $658.8 million as of June 30, 2010, as the Company continues to reduce exposure to concentrations in the commercial real estate portfolio.  Core deposits grew by 9% to $681.8 million as of June 30, 2010 compared to $627.4 million at June 30, 2009 as a direct result of the retail-focused model that the Company has begun to deploy.  Liquidity remained strong as the Company continues to decrease its dependence on outside borrowings, while increasing cash and investment securities balances by $57.7  million as of June 30, 2010 when compared to June 30, 2009. These changes are attributable to the strong growth in core deposits over that period of time.

Core Deposits

Core deposits by type of account are as follows:

(dollars in thousands)						2nd Qtr 2010
			%		%	Cost of
	6/30/10	6/30/09	Change	3/31/10	Change	Funds
Demand noninterest-bearing	$117,169	$91,642	28%	$138,842	(16%)	0.00%
Demand interest-bearing	64,636	42,675	51%	45,587	42%	0.79%
Money market and savings	311,790	304,879	2%	311,792	0%	1.14%
Certificates of deposit	188,170	188,154	0%	193,775	(3%)	2.02%
Total core deposits	$681,765	$627,350	9%	$689,996	(1%)	1.16%

Core deposits, which exclude all public and brokered certificates of deposit, increased to $681.8 million at June 30, 2010, an increase of $54.4 million, or 9%, from June 30, 2009.  We believe core deposits are the appropriate measure of deposits gathered through our store network.

Lending

The following table sets forth the composition of the Company’s loan portfolio at the dates indicated.

(dollars in thousands)
		% of		% of		% of
	6/30/10	Total	6/30/09	Total	3/31/10	Total

Commercial	$92,500	14%	$94,989	13%	$86,326	13%
Owner Occupied	84,507	13%	64,887	8%	83,500	12%
Total Commercial	177,007	27%	159,876	21%	169,826	25%

Consumer & Residential	21,756	3%	22,184	3%	21,518	3%
Commercial Real Estate	470,325	70%	565,958	76%	488,092	72%

Gross loans	$669,088	100%	$748,018	100%	$679,436	100%

Asset Quality

The Company’s asset quality ratios are highlighted below:

	Quarter Ended
	6/30/10	6/30/09	3/31/10
Nonperforming assets / total assets	6.69%	2.76%	4.94%
Net loan charge-offs / average total loans	8.38%	0.35%	2.74%
Allowance for loan losses / gross loans	1.54%	2.14%	2.02%
Allowance for loan losses / non-performing loans	19.83%	101.10%	37.37%
Nonperforming assets / capital and reserves	63.07%	29.63%	60.54%

Non-performing assets were $62.5 million, or 6.69% of total assets, as of June 30, 2010 compared to $47.8 million, or 4.94%, of total assets at March 31, 2010 and $25.9 million, or 2.76%, of total assets at June 30, 2009. The Company recorded a provision for loan losses of $10.8 million during the three months ended June 30, 2010, compared to a provision of $8.3 million for the quarter ended June 30, 2009. The allowance for loan losses as a percentage of total loans was 1.54% as of June 30, 2010, compared to 2.14% one year ago.

Capital

The Company’s capital regulatory ratios at June 30, 2010 were as follows:

	Republic First	Regulatory Guidelines
	Bancorp, Inc.	"Well Capitalized"
Leverage Ratio	10.59%	5.00%
Tier I Risk Based Capital	12.82%	6.00%
Total Risk Based Capital	14.07%	10.00%

Total shareholders’ equity was $88.8 million at June 30, 2010 which represented a book value per share of $3.47, based on common shares outstanding of approximately 25.6 million.

About Republic First Bank

Republic First Bank is a full-service, state-chartered commercial bank, whose deposits are insured up to the applicable limits by the Federal Deposit Insurance Corporation (FDIC). The Bank provides diversified financial products through its twelve offices located in Abington, Ardmore, Bala Cynwyd, Plymouth Meeting, Media and Philadelphia, Pennsylvania and Voorhees, New Jersey.

Forward Looking Statements

The Company may from time to time make written or oral “forward-looking statements”, including statements contained in this release and in the Company's filings with the Securities and Exchange Commission.  These forward-looking statements include statements with respect to the Company's beliefs, plans, objectives, goals, expectations, anticipations, estimates, and intentions that are subject to significant risks and uncertainties and are subject to change based on various factors, many of which are beyond the Company's control. These factors include competition, timing, credit risks of lending activities, changes in general economic conditions, price pressures on loan and deposit products, and other factors detailed from time to time in the Company’s filings with the Securities and Exchange Commission. The words “may”, “could”, “should”, “would”, “believe”, “anticipate”, “estimate”, “expect”, “intend”, “plan”, and similar expressions are intended to identify forward-looking statements.  All such statements are made in good faith by the Company pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company, except as may be required by applicable law or regulations.

Source:

Republic First Bancorp, Inc.

Contact:

Frank A. Cavallaro, CFO
(215) 735-4422

Republic First Bancorp, Inc.
Selected Consolidated Financial Data
(Unaudited)

	Three months ended					Six months ended
			%		%			%
(dollars in thousands, except per share amounts)	6/30/10	3/31/10	Change	6/30/09	Change	6/30/10	6/30/09	Change

Income Statement Data:
Net interest income	$7,511	$7,409	1%	$6,792	11%	$14,920	$13,650	9%
Provision for loan losses	10,750	5,500	95%	8,250	30%	16,250	13,050	25%
Non-interest income	254	475	(47%)	382	34%	729	1,034	(29%)
Total revenues	7,765	7,884	(2%)	7,174	8%	15,649	14,684	7%
Non-interest expenses	7,953	8,405	(5%)	7,219	10%	16,358	15,704	4%
Provision (benefit) for income taxes	(3,883)	(2,159)	80%	(2,860)	(36%)	(6,042)	(4,875)	(24%)
Net income (loss)	(7,055)	(3,862)	83%	(5,435)	(30%)	(10,917)	(9,195)	(19%)

Per Common Share Data:
Net income (loss): Basic	$(0.60)	$(0.37)	62%	$(0.51)	(18%)	$(0.98)	$(0.86)	(14%)
Net income (loss): Diluted	(0.60)	(0.37)	62%	(0.51)	(18%)	(0.98)	(0.86)	(14%)
Book Value	$3.47	$6.18		$6.69		$3.47	$6.69
Weighted average shares outstanding:
Basic	11,707	10,578		10,656		11,142	10,644
Diluted	11,707	10,578		10,656		11,142	10,644

Balance Sheet Data:
Total assets	$934,303	$967,507	(3%)			$934,303	$937,116	(0%)
Loans (net)	658,812	665,711	(1%)			658,812	731,981	(10%)
Allowance for loan losses	10,276	13,725	(25%)			10,276	16,037	(36%)
Investment securities	180,489	183,400	(2%)			180,489	80,927	123%
Total deposits	805,211	846,232	(5%)			805,211	808,636	(0%)
Core deposits*	681,765	689,996	(1%)			681,765	627,350	9%
Public and brokered certificates of deposit	123,446	156,236	(21%)			123,446	181,286	(32%)
Other borrowed money	9,149	25,000	(63%)			9,149	25,000	(63%)
Subordinated debt	22,476	22,476	-			22,476	22,476	-
Stockholders' equity	88,761	65,182	36%			88,761	71,307	24%

Capital:
Stockholders' equity to total assets	9.50%	6.74%				9.50%	7.61%
Leverage ratio	10.59%	8.94%				10.59%	9.75%
Risk based capital ratios:
Tier 1	12.82%	11.21%				12.82%	10.83%
Total Capital	14.07%	12.49%				14.07%	12.09%

Performance Ratios:
Cost of funds	1.24%	1.38%		1.98%		1.31%	2.04%
Deposit cost of funds	1.10%	1.22%		1.84%		1.16%	1.92%
Net interest margin	3.42%	3.38%		3.18%		3.40%	3.20%
Return on average assets	(2.96%)	(1.61%)		(2.36%)		(2.28%)	(2.02%)
Return on average total stockholders' equity	(39.55%)	(22.68%)		(28.88%)		(30.99%)	(24.05%)

Asset Quality
Net charge-offs to average loans outstanding	8.38%	2.74%				5.56%	1.44%
Nonperforming assets to total period-end assets	6.69%	4.94%				6.69%	2.76%
Allowance for loan losses to total period-end loans	1.54%	2.02%				1.54%	2.14%
Allowance for loan losses to nonperforming loans	19.83%	37.37%				19.83%	101.10%
Nonperforming assets to capital and reserves	63.07%	60.54%				63.07%	29.63%

* Core deposits equal total deposits less public and brokered certificates of deposit

Republic First Bancorp, Inc. Average Balances and Net Interest Income
(unaudited)

	For the three months ended			For the three months ended			For the three months ended
(dollars in thousands)	June 30, 2010			March 31, 2010			June 30, 2009

		Interest			Interest			Interest
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
Interest-earning assets:

Federal funds sold and other
interest-earning assets	$23,751	$16	0.27%	$22,840	$20	0.36%	$31,005	$19	0.25%
Securities	183,421	1,602	3.49%	190,738	1,716	3.60%	86,230	1,109	5.14%
Loans receivable	679,889	8,675	5.12%	683,846	8,759	5.19%	747,725	9,863	5.29%
Total interest-earning assets	887,061	10,293	4.65%	897,424	10,495	4.74%	864,960	10,991	5.10%

Other assets	69,564			73,516			58,404

Total assets	$956,625			$970,940			$923,364

Interest-bearing liabilities:

Demand non interest-bearing	$118,223			$125,400			$81,046
Demand interest-bearing	63,277	$125	0.79%	49,506	$82	0.67%	44,487	$75	0.68%
Money market & savings	321,689	912	1.14%	307,862	1,050	1.38%	281,368	1,374	1.96%
Time deposits	329,699	1,245	1.51%	360,796	1,405	1.58%	383,161	2,180	2.28%
Total deposits	832,888	2,282	1.10%	843,564	2,537	1.22%	790,062	3,629	1.84%

Total interest-bearing deposits	714,665	2,282	1.28%	718,164	2,537	1.43%	709,016	3,629	2.05%

Other borrowings	46,507	441	3.80%	48,586	489	4.08%	47,690	514	4.32%

Total interest-bearing liabilities	761,172	2,723	1.43%	766,750	3,026	1.60%	756,706	4,143	2.20%
Total deposits and
other borrowings	879,395	2,723	1.24%	892,150	3,026	1.38%	837,752	4,143	1.98%

Non interest-bearing liabilities	5,681			9,716			10,127
Shareholders' equity	71,549			69,074			75,485
Total liabilities and
shareholders' equity	$956,625			$970,940			$923,364

Net interest income		$7,570			$7,469			$6,848
Net interest spread			3.22%			3.14%			2.90%

Net interest margin			3.42%			3.38%			3.18%

The above tables are presented on a tax equivalent basis.

Republic First Bancorp, Inc. Average Balances and Net Interest Income
(unaudited)

	For the six months ended			For the six months ended
(dollars in thousands)	June 30, 2010			June 30, 2009

		Interest			Interest
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
Interest-earning assets:

Federal funds sold and other
interest-earning assets	$23,298	$36	0.31%	$18,264	$22	0.24%
Securities	187,060	3,318	3.55%	88,585	2,299	5.19%
Loans receivable	681,857	17,434	5.16%	759,080	19,853	5.27%
Total interest-earning assets	892,215	20,788	4.70%	865,929	22,174	5.16%

Other assets	71,528			54,013

Total assets	$963,743			$919,942

Interest-bearing liabilities:

Demand non interest-bearing	$121,792			$79,296
Demand interest-bearing	56,429	$207	0.74%	43,294	$140	0.65%
Money market & savings	314,814	1,962	1.26%	254,167	2,475	1.96%
Time deposits	345,162	2,650	1.55%	388,919	4,681	2.43%
Total deposits	838,197	4,819	1.16%	765,676	7,296	1.92%

Total interest-bearing deposits	716,405	4,819	1.36%	686,380	7,296	2.14%

Other borrowings	47,541	930	3.94%	67,597	1,117	3.33%

Total interest-bearing liabilities	763,946	5,749	1.52%	753,977	8,413	2.25%
Total deposits and
other borrowings	885,738	5,749	1.31%	833,273	8,413	2.04%

Non interest-bearing liabilities	6,961			9,573
Shareholders' equity	71,044			77,096
Total liabilities and
shareholders' equity	$963,743			$919,942

Net interest income		$15,039			$13,761
Net interest spread			3.18%			2.91%

Net interest margin			3.40%			3.20%

The above tables are presented on a tax equivalent basis.

Republic First Bancorp, Inc.
Summary of Allowance for Loan Losses and Other Related Data
(unaudited)

				Year
	Three months ended			ended	Six months ended
(dollars in thousands)	6/30/10	3/31/10	6/30/09	12/31/09	6/30/10	6/30/09

Balance at beginning of period	$13,725	$12,841	$8,434	$8,409	$12,841	$8,409
Provisions charged to operating expense	10,750	5,500	8,250	14,200	16,250	13,050
	24,475	18,341	16,684	22,609	29,091	21,459

Recoveries on loans charged-off:
Commercial	113	150	-	-	263	-
Tax refund loans	-	-	-	-	-	-
Consumer	-	-	1	2	-	1
Total recoveries	113	150	1	2	263	1

Loans charged-off:
Commercial	(14,270)	(4,766)	(642)	(9,764)	(19,036)	(5,417)
Tax refund loans	-	-	-	-	-	-
Consumer	(42)	-	(6)	(6)	(42)	(6)

Total charged-off	(14,312)	(4,766)	(648)	(9,770)	(19,078)	(5,423)

Net charge-offs	(14,199)	(4,616)	(647)	(9,768)	(18,815)	(5,422)

Balance at end of period	$10,276	$13,725	$16,037	$12,841	$10,276	$16,037

Net charge-offs as a percentage of
average loans outstanding	8.38%	2.74%	0.35%	1.33%	5.56%	1.44%

Allowance for loan losses as a percentage of
period-end loans	1.54%	2.02%	2.14%	1.85%	1.54%	2.14%

Republic First Bancorp, Inc.
Summary of Non-Performing Loans and Assets
(unaudited)

	June 30,	March 31,	December 31,	September 30,	June 30,
(dollars in thousands)	2010	2010	2009	2009	2009

Non-accrual loans:
Commercial real estate	$51,213	$36,144	$25,449	$17,997	$15,262
Consumer and other	599	582	585	588	600
Total non-accrual loans	51,812	36,726	26,034	18,585	15,862

Loans past due 90 days or more
and still accruing	-	-	-	-	-
Renegotiated loans	-	-	-	-	-

Total non-performing loans	51,812	36,726	26,034	18,585	15,862

Other real estate owned	10,647	11,044	13,611	10,847	10,016

Total non-performing assets	$62,459	$47,770	$39,645	$29,432	$25,878

Non-performing loans to total loans	7.74%	5.41%	3.75%	2.62%	2.12%

Non-performing assets to total assets	6.69%	4.94%	3.93%	3.09%	2.76%

Non-performing loan coverage	19.83%	37.37%	49.32%	68.03%	101.10%

Allowance for loan losses as a percentage
of total period-end loans	1.54%	2.02%	1.85%	1.78%	2.14%

Non-performing assets/capital plus
allowance for loan losses	63.07%	60.54%	47.70%	34.45%	29.63%